TECHNE CORPORATION RELEASES UNAUDITED FOURTH QUARTER
                   RESULTS FOR FISCAL YEAR 2006

Minneapolis/August 8, 2006/--Techne Corporation's (NASDAQ: TECH) consolidated net earnings increased 10.9% to $73.4 million and its earnings per diluted share increased 14.2% to $1.85 compared with $66.1 million and $1.62 per
diluted share for the fiscal year ended June 30, 2005.   For the quarter
ended June 30, 2006, Techne's consolidated net earnings increased 5.0% to $19.5 million and its earnings per diluted share increased 4.3% to $.49 for the quarter ended June 30, 2006 compared with $18.6 million and $.47 per diluted share for the quarter ended June 30, 2005.

Consolidated net earnings and diluted earnings per share for the periods ended June 30, 2006 were impacted by stock option related compensation expense from the adoption of Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R). Consolidated net earnings and diluted earnings per share for the fiscal year ended June 30, 2006 were also impacted by the decline in exchange rates used to convert R&D Europe results from British pound sterling to U.S. dollars. The acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc. on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 had positive impacts on current year reported amounts. The impact of these items on comparable net earnings and diluted earnings per share is summarized as follows:

	                          Periods Ended June 30, 2006
                      ----------------------------------------------------
	                  Fourth Quarter               Fiscal Year
                      -------------------------  -------------------------
                         Net   % of Net  Duluted   Net     % of Net Diluted
                       Earnings   Sales    EPS    Earnings   Sales   EPS
                       -------- -------- -------  -------- -------- -------
                       ($000's)                   ($000's)
Net earnings
  as reported           $19,489    37.4%   $0.49   $73,351    36.2%   $1.85
 Plus stock option
  expense (1)                85     0.2%      --     1,145     0.6%    0.03
 (Less) plus
  foreign exchange (1)      (17)      --      --       659     0.3%    0.02
 (Less) earnings from
  acquisitions) (1)        (129)   (0.2%)     --      (515)   (0.3%)  (0.01)
   ASB                                        --                      (0.08)
                       -------- -------- -------  -------- -------- -------
                        $19,428    37.4%   $0.49   $74,640    36.8%   $1.81

Periods ended 6/30/05   $18,567    39.0%   $0.47   $66,132    37.0%   $1.62
Change                     4.6%             4.3%     12.9%            11.7%

   (1) Net of income taxes

Consolidated net sales for the three months and fiscal year ended June 30, 2006 were $52.1 million and $202.6 million, respectively. This was an increase of 9.5% and 13.4% from the three months and fiscal year ended June 30, 2005, respectively. R&D Systems' Biotechnology Division net sales for the three months and fiscal year ended June 30, 2006 were $32.3 million and $125.0 million, increases of 9.1% and 12.5%, respectively, as compared to prior-year periods. Approximately $670,000 and $1.3 million of the increase in Biotechnology Division net sales for the quarter and fiscal year ended June 30, 2006 was the result of price increases. R&D Europe's net sales for the three months ended June 30, 2006 were $13.5 million, a decrease of 3.0% from the prior year, while net sales for the fiscal year ended June 30, 2006 were $53.0 million, an increase of 3.2% as compared to the prior year. In British pound sterling, R&D Europe's net sales decreased 3.9% in the fourth quarter from the fourth quarter of the prior year, but increased 7.8% for the fiscal year ended June 30, 2006. Compared to the prior year, R&D Systems Europe had two fewer shipping days in the quarter ended June 30, 2006 due to the timing of the European Easter holiday. In addition, sales in Germany declined 12.6% in the quarter ended June 30, 2006 as compared to the same quarter last year, primarily due to a work stoppage by researchers which has since been settled. R&D Systems' Hematology Division net sales for the three months ended June 30, 2006 were $4.2 million, an increase of 5.5% as compared to the quarter ended June 30, 2005. Hematology sales for the fiscal year were $15.2 million, a decrease of 5.8% from the prior fiscal year, mainly as a result of a large OEM customer changing to a new primary vendor in January 2005. Included in consolidated net sales for the three months and fiscal year ended June 30, 2006 was $2.0 million and $9.4 million, respectively, of net sales from Fortron Bio Science, Inc. and BiosPacific, Inc., which were acquired effective July 1, 2005.

                                     Periods Ended June 30
                        ----------------------------------------------------
 ($000's)                   Fourth Quarter            Fiscal Year
                        ------------------------- --------------------------
                           2006    2005    Change     2006    2005   Change
                        -------- -------- ------- --------- -------- -------
Net sales as reported    $52,066  $47,551    9.5%  $202,617 $178,652   13.4%
 Less foreign exchange       (86)           (0.2%)    2,440             1.3%
 Less acquisitions        (2,019)           (4.2%)   (9,351)           (5.2%)
                        -------- -------- ------- --------- -------- -------
                         $49,961  $47,551    5.1%  $195,706 $178,652    9.5%

Consolidated gross margins were 77.3% and 77.4% for the quarter and fiscal year ended June 30, 2006, respectively. Excluding Fortron and BiosPacific, gross margins for the quarter ended June 30, 2006 were 78.9% compared to 79.3% in the fourth quarter of fiscal 2005, and 79.5% for the fiscal year ended June 30, 2006 compared to 79.4% for the fiscal year ended June 30, 2005. Combined gross margins for Fortron and BiosPacific operations of 38.7% and 34.4% for the quarter and fiscal year ended June 30, 2006, respectively, were affected by inventory on hand at the acquisition date that was recorded at fair value as determined by purchase accounting.

Selling, general and administrative expenses increased $3.1 million for the fiscal year ended June 30, 2006 primarily due to $1.6 million of stock option expense from the adoption of SFAS No. 123R in fiscal 2006. Excluding the impact of adopting SFAS No. 123R, selling, general and administrative expense as a percent of net sales decreased to 12.8% from 13.7% for the fiscal years ended June 30, 2006 and 2005, respectively.

The dollar increases in selling, general and administrative expenses were also impacted by the acquisitions of Fortron and BiosPacific.

                                     Periods Ended June 30
                        ----------------------------------------------------
 ($000's)                   Fourth Quarter            Fiscal Year
                        ------------------------- --------------------------
                           2006    2005    Change     2006    2005   Change
                        -------- -------- ------- --------- -------- -------
S,G&A as reported        $6,269   $6,173    1.5%   $27,604  $24,476   12.8%
 Less stock option
  expense                  (112)           (1.8%)   (1,628)           (6.7%)
 Less acquisitions         (279)           (4.5%)   (1,255)           (5.1%)
                        -------- -------- ------- --------- -------- -------
                         $5,878   $6,173   (4.8%)  $24,721  $24,476    1.0%

The Company allocated approximately $12.8 million to goodwill and $7.1 million to other intangible assets arising from the acquisition of Fortron and BiosPacific. The intangible assets, mainly technologies, trade names and customer and supplier relationships, are being amortized over lives of one to eight years and amortization expense of $271,000 and $1,086,000 was recorded for the quarter and fiscal year ended June 30, 2006, respectively, related to these assets.

In April 2006, the Company made an additional $9 million investment in ChemoCentryx, Inc. (CCX) in the form of a convertible note subject to the limitation that the Company's holdings in CCX will not exceed 19.9% of CCX voting shares. In June 2006, approximately $4.3 million of the note was converted into shares of CCX preferred stock. The Company currently holds a 19.9% interest in CCX.


Forward Looking Statements:
This earnings release contains forward-looking statements within the meaning of the Private Litigation Reform Act. These statements risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the recent acquisitions, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships. For additional information concerning such factors, see the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Non-GAAP Financial Measures:
The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No.
123R) related to the expensing of stock option compensation, the decline in exchange rates used to convert R&D Europe results from British pounds to U.S. dollars, the acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc. on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 on reported net sales, selling, general and administrative expenses, net earnings and earnings per share for the three months and fiscal year ended June 30, 2006 as compared to the reported amounts for the same periods ended June 30, 2005. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.
?	*  *  *  *  *  *  *  *  *  *  *  *  *
?
Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has two subsidiaries, Fortron Bio Science, Inc. (Fortron), located in Minneapolis, and BiosPacific, Inc. (BiosPacific), located in Emeryville, California. Fortron develops and manufactures antibodies and BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. R&D Europe is a distributor of biotechnology products.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854


                                 TECHNE CORPORATION
                        CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                 (Unaudited)

                                        QUARTER ENDED   FISCAL YEAR ENDED
                                      ----------------  ------------------
                                      6/30/06  6/30/05  6/30/06   6/30/05
                                      -------  -------  --------  --------
Net sales                             $52,066  $47,551  $202,617  $178,652
Cost of sales                          11,822    9,847    45,718    36,813
                                      -------  -------  --------  --------
Gross margin                           40,244   37,704   156,899   141,839
Operating expenses:
 Selling, general and administrative    6,269    6,173    27,604    24,476
 Research and development               4,773    4,441    18,825    18,379
 Amortization of intangible assets        491      305     1,967     1,221
                                      -------  -------  --------  --------
  Total operating expenses             11,533   10,919    48,396    44,076
                                      -------  -------  --------  --------
Operating income                       28,711   26,785   108,503    97,763
Other expense (income):
 Interest expense                         258      206       964       822
 Interest income                       (1,522)    (929)   (4,708)   (4,109)
 Other non-operating
  expense (income), net                   363      (42)    1,084     1,163
                                      -------   ------  --------  --------
  Total other expense (income)           (901)    (765)   (2,660)   (2,124)
                                      -------  -------  --------  --------
Earnings before income taxes           29,612   27,550   111,163    99,887
Income taxes                           10,123    8,983    37,812    33,755
                                      -------  -------  --------  --------
Net earnings                          $19,489  $18,567  $ 73,351  $ 66,132
                                      =======  =======  ========  ========
Earnings per share:
 Basic                                $  0.50  $  0.48  $   1.88  $   1.64
 Diluted                              $  0.49  $  0.47  $   1.85  $   1.62
Weighted average common
 shares outstanding:
  Basic                                39,374   38,545    39,049    40,359
  Diluted                              39,487   39,396    39,594    40,920



                            TECHNE CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                 (Unaudited)
                                                  6/30/06     6/30/05
                                                 ---------   ---------
ASSETS
Cash and equivalents                             $  89,634   $  80,344
Short-term available-for-sale investments           19,212      16,790
Trade accounts receivable                           23,769      22,041
Other receivables                                    1,309       1,681
Inventory                                            9,024       7,758
Other current assets                                 6,874       6,367
                                                 ---------   ---------
  Current assets                                   149,822     134,981
Available-for-sale investments                      77,660      41,871
Property and equipment, net                         88,772      89,036
Goodwill and intangible assets, net                 32,021      14,138
Other non-current assets                            22,237      15,237
                                                 ---------   ---------
  Total assets                                   $ 370,512   $ 295,263
                                                 =========   =========
LIABILITIES
Current liabilities                              $  17,966   $  14,016
Long-term debt                                      12,198      13,378
Stockholders' equity                               340,348     267,869
                                                 ---------   ---------
  Total liabilities and equity                   $ 370,512   $ 295,263
                                                 =========   =========